Exhibit 20.1
                                                     ------------
Chase Manhattan Bank Grantor Trust 1995-B


From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 21 Beginning Date                     07/01/1997
Due Period 21 End Date                           07/31/1997
Determination Date                               08/08/1997
Remittance Date                                  08/15/1997


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 24.0668948208

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 2.0045940613

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 508,271.00
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.3397617064

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 4,067,944.59
      B. From Current Period                                     $ 3,995,675.18
      C. Change in Amount Between Periods (Lines B - A)            $ -72,269.41

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 573,922,010.33
      B. Initial Certificate Balance                         $ 1,495,963,171.74
      C. Pool Factor (Lines A / B)                               0.383647151997

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 30,496,259.93
      B. Available Cash Collateral Amount Percentage            4.999999999672%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 30,496,259.93
      B. For the Next Collection Period                         $ 28,696,100.52